UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


    Date of report (Date of earliest event reported):  February 6, 2009


                          Trycera Financial, Inc.
            ----------------------------------------------------
           (Exact Name of Registrant as Specified in its Charter)

           Nevada                      000-30872               33-0910363
----------------------------         ------------         -------------------
(State or Other Jurisdiction          Commission              IRS Employer
     of Incorporation)               File Number)         Identification No.)

1656 Reunion Avenue, Suite 250, South Jordan, UT                     84095
------------------------------------------------                   ----------
    (Address of Principal Executive Offices)                       (Zip Code)

Registrant's telephone number, including area code:  (801) 446-8802

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ]  Written communications pursuant to Rule 425 under the Securities Act

     [ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act


Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

     On February 6, 2009, Ray A. Smith was appointed as President and Chief Executive Officer of Trycera Financial, Inc. (the "Company") and will be the Company's principal executive officer. Mr. Smith replaced Mr. Vance who was appointed President and Chief Executive Officer on January 22, 2009.
Mr. Vance was also appointed as Chairman. Set forth below is certain information about Mr. Smith:

Name          Age  Positions            Employment Background
----          ---  ---------            ---------------------
Ray A. Smith  36   President and Chief  Since April 2006 Mr. Smith has been
                   Executive Officer    the President and a director of CRS
                                        Corporation, a company offering
                                        credit enhancement, credit education,
                                        and consumer financial assistance
                                        services.  From February 2002 until
                                        April 2006, he as the President and
                                        CEO of Comm 2020 which operated a
                                        call center marketing credit services
                                        and a credit card application
                                        processing center for Visa and
                                        MasterCard.

     Officers are elected by the Board of Directors and hold office until a successor is elected and qualified, or his earlier resignation or removal. Any officer of the Company may be removed at any time, with or without cause, by the Board of Directors.

     On April 14, 2008, the California Department of Corporations issued a desist and refrain order against Mr. Smith, CRS Corporation and others alleging that the parties had violated Section 25110 of the California Securities Act of 1968 by making general solicitations in connection with the sale of the common stock by CRS Corporation. The alleged violation took place in or about September 2006.

     In connection with the appointment of Mr. Smith as President and CEO, the Board approved a one-year, full-time employment agreement with Mr. Smith effective February 6, 2009. The agreement will be extended for additional one-year periods unless it is terminated by the Company at least 90 days before its expiration. The base salary to be paid to Mr. Smith is $10,000 per month beginning when the Company raises a minimum of $300,000. In addition, Mr. Smith shall be entitled to a signing bonus of stock of the Company when all of the existing liabilities of the Company are satisfied and the Company completes a reverse acquisition or merger transaction. Also, when the payment of salary commences, the Company has agreed to provide
Mr. Smith an expense allowance of $2,000 per month. The employment agreement is terminable upon the death or disability of Mr. Smith, or for cause, and may be terminated by the Company without cause which would require the Company to pay a severance benefit in an amount equal to 90 days' salary.

Item 8.01 Other Events

     On January 29, 2009, the Company entered into a consulting agreement with Balius Consulting Group, LLC, an entity controlled by Bryan Kenyon, a former director and officer of the Company, and Steven Murphy, a former accounting consultant to the Company. Balius has agreed to assist in the negotiation of outstanding liabilities of the Company and to gather and organize the corporate and financial records of the Company. The Company has agreed to pay any hourly fee for work performed by Balius and to pay a bonus based upon the settlement amount of the outstanding payables. The consulting agreement will terminate on December 31, 2009, unless terminated by the Company earlier for cause or if Messrs Kenyon or Murphy shall cease to provide the services for Balius.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Trycera Financial, Inc.

Date:  February 6, 2009                 By /s/ Ronald N. Vance
                                           Ronald N. Vance, Chairman


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